EXHIBIT A

to Shareholder Services Plan of

The Huntington Funds

Amended and Restated as of May 2, 2011

Fund Name	Share Class
Huntington Dividend Capture Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Fixed Income Securities Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Global Select Markets Fund	Class A Shares, Institutional Shares

Huntington Growth Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Income Equity Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Intermediate Government Income Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington International Equity Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Macro 100 Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Mid Corp America Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Money Market Fund	Class A Shares, Class B Shares, Interfund Shares, Institutional Shares

Huntington Mortgage Securities Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington New Economy Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Ohio Municipal Money Market Fund	Class A Shares, Institutional Shares

Huntington Ohio Tax-Free Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Real Strategies Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Rotating Markets Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Short/Intermediate Fixed Income Securities Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Situs Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington Tax-Free Money Market Fund	Class A Shares, Institutional Shares

Huntington Technical Opportunities Fund	Class A Shares, Class B Shares, Institutional Shares

Huntington U.S. Treasury Money Market Fund	Class A Shares, Institutional Shares

Huntington World Income Fund	Class A Shares, Trust Shares

This Exhibit A, amended and restated as of May 2, 2011, is hereby incorporated and made part of the Shareholder Services Plan dated February 13, 2007, for the party named below (the “Agreement”), and replaces any and all prior versions of Exhibit A to the Agreement.

Witness the due execution hereof as of this 2nd day of May 2011.

THE HUNTINGTON FUNDS

By:	/s/ B. Randolph Bateman
Name:	B. Randolph Bateman
Title:	President